Contacts: West Pharmaceutical Services, Inc. Michael A. Anderson Vice President and Treasurer (610) 594-3345	Investors and Financial Media: Financial Dynamics Julie Huang / Lanie Marcus (212) 850-5600 wst@fd-us.com

Exhibit 99.1

WEST PHARMACEUTICAL SERVICES TO PRESENT AT LEHMAN BROTHERS EIGHTH ANNUAL GLOBAL HEALTHCARE CONFERENCE

LIONVILLE, PA, March 22, 2005– West Pharmaceutical Services, Inc. (NYSE: WST) today announced that Donald E. Morel, Jr., Ph.D, Chairman and Chief Executive Officer and William Federici, Chief Financial Officer, will be presenting at the Lehman Brothers Eighth Annual Global Healthcare Conference at the Loews Miami Beach Hotel, Miami Florida. The presentation is scheduled for Thursday, March 31, 2005 at 3:15 pm (EST).

A link to the audio portion of West’s presentation will be available through the Investor link of the Company’s website, www.westpharma.com.

About West Pharmaceutical Services, Inc.

West Pharmaceutical Services, Inc. is the world's premier manufacturer of components and systems for injectable drug delivery, including stoppers and seals for vials, and closures and disposable components used in syringe, IV and blood collection systems. The Company also provides products with application to the personal care, food and beverage markets. West’s customers include the world’s leading pharmaceutical, biotechnology, generic drug and medical device producers. Headquartered in Lionville, Pennsylvania, West supports its partners and customers from 50 locations throughout North America, South America, Europe, Mexico, Japan, Asia and Australia. For more information, visit West at www.westpharma.com

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